UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 12, 2010

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9825 Spectrum Drive,

Building 3

Austin, Texas 78717

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger (as defined in Item 3.03 hereof), HealthTronics, Inc. (the “Company”) requested that its common stock, without par value (the “Shares”), be withdrawn from listing on The NASDAQ Global Select Market as of the close of business on July 12, 2010. The NASDAQ Stock Market, LLC (“NASDAQ”) has filed with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Common Stock was delisted from The NASDAQ Global Select Market. The Company also intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which would terminate and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of the merger of HT Acquisition Corp. (“Purchaser”) with and into the Company (the “Merger”) in accordance with the terms of the Agreement and Plan of Merger, dated as of May 5, 2010, by and among Endo Pharmaceuticals Holdings Inc. (“Parent”), Purchaser and the Company (the “Merger Agreement”) and the Georgia Business Corporation Code (the “GBCC”), each Share issued and outstanding immediately prior to the effective time of the Merger (other than (i) Shares held by holders who comply with the relevant provisions of Article 13 of the GBCC regarding the rights of shareholders to demand appraisal of such shares in connection with the Merger and (ii) Shares held in the treasury of the Company or owned by the Company or Parent or by any direct or indirect wholly-owned subsidiary of the Company or Parent) was converted into the right to receive $4.85 per Share, in cash (less any required withholding taxes and without interest) (the “Merger Consideration”). At the effective time of the Merger, the Company’s shareholders immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company (other than their rights to receive the Merger Consideration).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2010 and as a result of the consummation of the Merger, the directors of Purchaser immediately prior to the effective time of the Merger became the directors of the Company. The directors of the Company following consummation of the Merger are David P. Holveck, Alan G. Levin, Ivan Gergel, M.D. and Caroline B. Manogue. As a result of the Merger, James S.B. Whittenburg and Edward J. Sweeney are no longer directors of the Company.

The other information required by Item 5.02 of Form 8-K is contained in the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on May 19, 2010 (the “Schedule 14D-9”), including the Information Statement comprising Annex B thereto, and such information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Following consummation of the Merger, on July 12, 2010, the Company’s articles of incorporation and bylaws were amended and restated. The changes to the Company’s articles of incorporation and bylaws relate primarily to changes consistent with the Company becoming a wholly-owned subsidiary of Parent and a non-public-reporting company. The Company’s amended and restated articles of incorporation and amended and restated bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this report and are incorporated by reference herein.

Item 8.01.	Other Events.

As previously reported, on July 2, 2010, Purchaser completed the initial offering period of its tender offer for all outstanding Shares. A total of approximately 41,821,485 Shares were purchased by Purchaser in the initial offering period of the tender offer, representing approximately 92.1% of the Shares outstanding. At 5:00 p.m., New York City time, on July 9, 2010, the subsequent offering period expired. A total of approximately 190,215 Shares were purchased by Purchaser during the subsequent offering period. On July 12, 2010, Purchaser filed a certificate of Ownership and Merger with the Secretary of State of the State of Georgia merging Purchaser with and into the Company pursuant to a “short-form” merger procedure available under Georgia law, as a result of which the Company became a wholly-owned subsidiary of Parent.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Articles of Incorporation

3.2	Second Amended and Restated Bylaws

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

HEALTHTRONICS, INC. (Registrant)

Dated: July 12, 2010	By:	/s/ Richard A. Rusk
	Name:	Richard A. Rusk
	Title:	Chief Financial Officer and Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Articles of Incorporation

3.2	Second Amended and Restated Bylaws

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